EXHIBIT 4.33

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of March 12, 2013, by and among General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership (“GAP LP”), GAP-W International, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), GapStar, LLC, a Delaware limited liability company (“GapStar”) and GAPCO GmbH & Co. KG, a German limited partnership (together with GAP LP, GAP-W, GAP Coinvestments III, GAP Coinvestments IV and GapStar, each an “Assignor,” and collectively, the “Assignors”), and Steve Bishop (the “Assignee”), and for purposes of Section 2 hereof and the consent set forth on the signature page hereto, Vimicro International Corporation (the “Company”).

Capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 12, 2004, by and among the Assignors and the Company;

WHERAS, the Assignors and the Company are parties to the Registration Rights Agreement relating to the Company’s American Depository Shares held by the Assignors;

WHEREAS, the Assignors and the Assignee entered into a Purchase and Sale Agreement, dated as of the date hereof, in connection with the sale of 500,000 American Depositary Shares (the “Transferred Shares”) of the Company by the Assignors to the Assignee (the “Transaction”);

WHEREAS, in connection with the Transaction and pursuant to the Registration Rights Agreement, each of the Assignors wishes to assign certain of its rights, title and interests under the Registration Rights Agreement with respect to the Transferred Shares (including, the F-3 Registration rights and related rights contained in Sections 4 and 5 under the Registration Rights Agreement) to the Assignee, effective at closing of the Transaction (for the avoidance of doubt, it is understood that the Assignor shall retain all of its rights, title and interests under the Registration Rights Agreement with respect to any remaining Ordinary Shares or the American Depositary Shares of the Company that such Assignor continues to hold after the Transaction);

WHEREAS, in connection with the Transaction and pursuant to the Registration Rights Agreement, the Assignee wishes to become a party to the Registration Rights Agreement, and be subject to applicable terms and obligations under the Registration Rights Agreement, effective at closing of the Transaction;

WHEREAS, the Assignee has received and read a copy of the Registration Rights Agreement and is thoroughly familiar with its terms; and

WHEREAS, pursuant to Section 11(f) of the Registration Rights Agreement, the Assignors and the Assignee wish to obtain consent from the Company for the assignment and assumption set forth in this Agreement and to the amendments to the Registration Rights Agreement set forth in Section 1 below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.                                       Assignment and Assumption. Pursuant to Section 11(f) of the Registration Rights Agreement, effective at the closing of the Transaction, each of the Assignors hereby transfers, conveys and assigns to the Assignee all of its rights, title and interests under the Registration Rights Agreement with respect to the Transferred Shares (including the F-3 Registration rights and related rights contained in Section 5 under the Registration Rights Agreement and Incidental or “Piggy-Back” Registration rights under Section 4 of the Registration Rights Agreement), and the Assignee, accepts such assignment.  The Assignee agrees to become a party to the Registration Rights Agreement, and be subject to applicable terms and obligations under the Registration Rights Agreement.

It is understood and agreed that, notwithstanding any provisions of the Registration Rights Agreement, (i) the Assignee and the Assignors (acting together) may not act as Initial Holders under Section 3(a) of the Registration Rights Agreement, (ii) the Assignee and the Assignors (acting together) may independently act as F-3 Initiating Holders under Section 5(a) of the Registration Rights Agreement, (iii) notwithstanding any provisions of Section 5(d) and Section 7(d) of the Registration Rights Agreement and subject to Section 2 hereof, the Assignors shall reimburse the Company for all costs and expenses relating to this assignment and the Registration Expenses in connection with any F-3 Registration or any amendment or supplement thereto requested by or for the benefit of the Assignee pursuant to this Agreement, up to US$10,000, (iv) the Assignee shall not be deemed to be a General Atlantic Shareholder, and (v) notice information for the Assignee for purposes of Section 11(e) of the Registration Rights Agreement shall be the same as that set forth in Section 7 hereof.

For the avoidance of doubt, each of the Assignors shall retain all of its rights, title and interests arising under the Registration Rights Agreement with respect to any Ordinary Shares or American Depositary Shares of the Company that such Assignor continues to hold after the Transaction.  The Registration Rights Agreement shall be deemed to be amended to effect the assignment and assumption set forth in this Agreement.  Except as expressly provided for in this Agreement, the Registration Rights Agreement shall remain in full force and effect.

2.                                       Shelf Registration Post Effective Amendment.  The Company consents and agrees to the terms of Section 1 above and agrees to file with the Securities and Exchange Commission (the “SEC”) a new Registration Statement on Form F-3 or an amendment or supplement to the Registration Statement on Form F-3 (file No. 333-166948) such that the Assignee shall be named as a “Selling Shareholder” under the section of the Shelf Registration Statement entitled “Selling Shareholders” within the meaning of the Shelf Registration Statement and that such registration statement, amendment or supplement shall be submitted with the SEC no later than the date on which the Company files with the SEC an annual report on Form 20-F with respect to the fiscal year ended December 31, 2012. The Company agrees to use its best effort to file such annual report on or before May 15, 2013. Upon the request of the Company, the Assignee agrees to deliver any information reasonably required by the Company in order to comply with any rule or regulation of the SEC applicable to the Shelf Registration Statement.

3.                                       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, actin or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.

4.                                       No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; except that this Agreement shall inure to the benefit of the Company, who shall be a third party beneficiary with respect hereto.

5.                                       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.                                       Amendment.  No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto.

7.                                       Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.                                       Notice.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, email, courier service or personal delivery:

if to the Assignors:

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopy: (917) 206-1944

Attention: David A. Rosenstein

Email: DRosenstein@generalatlantic.com

with a copy to:

Paul Weiss Rifkind Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Telecopy: (212) 757-3990

Attention: John C. Kennedy

Email: jkennedy@paulweiss.com

if to the Assignee:

RS Investments

388 Market Street

San Francisco, CA 94111

Telecopy:  (415) 591-2854

Attention: Steve Bishop

Email: sbishop@rsinvestments.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

General Atlantic Partners (Bermuda), L.P
By: General Atlantic GenPar (Bermuda), L.P.,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President

GAP-W International, LLC

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President

GAP Coinvestments III, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAP Coinvestments IV, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GapStar, LLC

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President

[Signature Page to the Assignment and Assumption Agreement]

GAPCO GmbH & Co. KG
By: GAPCO Management GMBH,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

[Signature Page to the Assignment and Assumption Agreement]

By:	/s/ Steve Bishop
	Name:	Steve Bishop

[Signature Page to the Assignment and Assumption Agreement]

As of the date first written above, the undersigned consents and agrees to the terms of this Assignment and Assumption Agreement (including, without limitation, the amendment provisions of Section 2 hereof) and agrees to file with the Securities and Exchange Commission a new Registration Statement on Form F-3 or an amendment or supplement to the Registration Statement on Form F-3 (file No. 333-166948), such that the Assignee shall be named as a “Selling Shareholder” under the section of such filing entitled “Selling Shareholders” within the meaning of such filing and that such registration statement, amendment or supplement shall be submitted with the SEC no later than the date on which the Company files with the SEC an annual report on Form 20-F with respect to the fiscal year ended December 31, 2012.  The undersigned further agrees to use its best effort to file such annual report on or before May 15, 2013.

Vimicro International Corporation

/s/ Authorized Signatory
Authorized Signatory

[Signature Page to the Assignment and Assumption Agreement]